                                                                    Exhibit 12.1
                                                                    ------------
                      Ratio of Earnings to Fixed Charges

                                                                     Fiscal Year Ended
                                         -------------------------------------------------------------------------   --------------

Dollars in Thousands                     June 30, 1994  June 30, 1995  June 30, 1996  June 30, 1997   June 30, 1998  March 31, 1998
                                         -------------  -------------  -------------  --------------  -------------  --------------
Pretax Income (Loss) from continuing     $       7,533  $      12,838  $      10,547  $      (7,346)  $      14,780        $13,381
 operat                             (1)

  Interest expense and amortized                 4,813          5,351          5,144          7,788           7,595          5,564
   deferred financial costs         (2)
  Interest within rent expense                     100            100            200            200             200            150
                                         --------------------------------------------------------------------------  -------------
Earnings as defined                             12,446         18,289         15,891            642          22,575         19,095
                                         ==========================================================================  =============

Fixed Charges:
  Interest expense and amortized                 4,813          5,351          5,144          7,788           7,595          5,564
   deferred financial costs         (2)
  Capitalized Interest                               -            100            313            691             615            468
  Interest within rent expense                     100            100            200            200             200            150
                                         --------------------------------------------------------------------------  -------------
                                                 4,913          5,551          5,657          6,679           8,410          6,182
                                         ==========================================================================  =============

Ratio of earnings to fixed charges                 2.5            3.3            2.8           - (3)            2.7            3.1
                                         ==========================================================================  =============

                                                                        Pro Forma
                                                           -------------------------------------
                                         Nine Months Ended Nine Months Ended   Fiscal Year Ended
                                         ----------------- -----------------   -----------------

Dollars in Thousands                     March 31, 1999    March 31, 1999      June 30, 1998
                                         --------------    --------------      -------------
Pretax Income (Loss) from continuing     $       21,430    $       15,066      $      14,628
 operat

  Interest expense and amortized                  6,085            17,943             23,243
   deferred financial costs
  Interest within rent expense                      150               150                200
                                         --------------------------------      -------------
Earnings as defined                              27,665            33,159             38,071
                                         ================================      =============

Fixed Charges:
  Interest expense and amortized                  6,085            17,943             23,243
   deferred financial costs
  Capitalized Interest                              312               312                615
  Interest within rent expense                      150               150                200
                                         --------------------------------      -------------
                                                  6,547            18,405             24,058
                                         ================================      =============

Ratio of earnings to fixed charges                  4.2               1.8                1.6
                                         ================================      =============

(1) Excludes extraordinary items and cummulative effect of change in accounting principles
(2) Deferred financing costs are already included in interest expense
(3) Earnings were insufficient to cover fixed charges by $0.8 million